Exhibit 10.61

___ Award 2011 Plan

RESTRICTED STOCK AGREEMENT
THIS AGREEMENT, dated __________ (the “Grant Date”), is made by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee of the Company or a Subsidiary (as defined below) or an Affiliate (as defined below) of the Company (“Grantee”).
WHEREAS, the Company wishes to afford the Grantee the opportunity to own shares of its $0.01 par value Common Stock (“Common Stock”);
WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee (as hereinafter defined) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the shares of Common Stock provided for herein to the Grantee, on a restricted basis, as an incentive for increased efforts during his or her term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to so grant;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below. Capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Plan.
Section 1.1 - “Affiliate” shall mean any other Person directly or indirectly controlling, controlled by, or under common control with the Company. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
Section 1.2 - “Board of Directors” or “Board” shall mean the Board of Directors of the Company.
Section 1.3 - “Committee” shall mean the Compensation Committee of the Company, duly appointed by the Board as the Administrator under Section 2 of the Plan.
Section 1.4 - “Person” shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
Section 1.5 - “Plan” shall mean the Peabody Energy Corporation 2011 Long-Term Equity Incentive Plan, as from time to time amended.
Section 1.6 - Pronouns ‑ The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
Section 1.7 - “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.8 - “Termination of Employment” shall mean a termination of the Grantee's employment with the Company, a Subsidiary or an Affiliate (regardless of the reason therefor).
ARTICLE II
GRANT OF RESTRICTED STOCK

Section 2.1 - Grant of Restricted Stock. For good and valuable consideration, the Company shall grant to the Grantee the number of shares set forth on the signature page hereof of its Common Stock (the “Restricted Stock”) upon the terms and subject to the conditions set forth in this Agreement.

Section 2.2 - Transfer Restrictions. At any time prior to vesting in accordance with Article III, the shares of Restricted Stock or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated or otherwise disposed of. Upon vesting in accordance with Article III, the shares of Restricted Stock shall cease to be restricted and shall become non-forfeitable, and the Grantee shall own such shares free of all restrictions otherwise imposed by this Agreement.

Section 2.3 - No Obligation of Employment. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary or Affiliate or interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever.

Section 2.4 - Adjustments in Restricted Shares. In the event of the occurrence of one of the corporate transactions or other events listed in Section 12(a) of the Plan, the Committee shall make such substitution or adjustment as provided in Section 12(a) in order to equitably reflect such corporate transaction or other event. Any such adjustment made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.

ARTICLE III
VESTING OF RESTRICTED STOCK

Section 3.1 - Restricted Stock. Unless otherwise provided in this Agreement, the shares of Restricted Stock shall become vested and non-forfeitable on the third anniversary of the Grant Date.

Section 3.2 - Acceleration Events. Notwithstanding anything in this Article III to the contrary, the shares of Restricted Stock shall become fully vested and non-forfeitable upon (i) a Change of Control or (ii) a Termination of Employment due to the death or Disability of the Grantee.

Section 3.3 - Effect of Termination of Employment. Except as provided in Section 3.2, no share of Restricted Stock shall become vested and non-forfeitable following Termination of Employment, and any such non-vested and forfeitable share of Restricted Stock shall be immediately and automatically forfeited upon Termination of Employment.

ARTICLE IV
RECEIPT OF STOCK

Section 4.1 - Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable hereunder may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock granted hereunder prior to fulfillment of both of the following conditions:

(a) The obtaining of approval or other clearance from any state or federal governmental agency that the Committee, in its absolute discretion, determines to be necessary or advisable; and

(b) The lapse of such reasonable period of time following the grant as the Committee may establish from time to time for administrative convenience.

Section 4.2 - Escrow. Upon issuance, the certificates for the shares of Restricted Stock shall be held in escrow by the Company until, and to the extent, the shares of Restricted Stock cease to be restricted and become non-forfeitable, and the Grantee shall own such shares free of all restrictions otherwise imposed by this Agreement. Any new, substituted or additional securities or other property described in Section 2.4 shall immediately be delivered to the Company to be held in such escrow. Shares of Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture, if any, of such shares of Restricted Stock by the Grantee hereunder, or (ii) subject to the provisions of Section 5.1, released to the Grantee to the extent the shares of Restricted Stock are no longer subject to any of the restrictions otherwise imposed by this Agreement.

Section 4.3 - Rights as Stockholder. The Grantee shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares granted hereunder unless and until the date on which certificates representing such shares shall have been issued by the Company to such Grantee (the “Issuance Date”). The Grantee shall be entitled to receive any dividends paid with respect to the shares of Restricted Stock that become payable on or after the Issuance Date; provided, however, that no dividends shall be payable to or for the benefit of the Grantee for shares of Restricted Stock with respect to record dates occurring prior to the Issuance Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those shares of Restricted Stock. The Grantee shall be entitled to vote the shares of Restricted Stock on or after the Issuance Date to the same extent as would have been applicable to the Grantee if the shares of Restricted Stock had then become fully vested and non-forfeitable; provided, however, that the Grantee shall not be entitled to vote the shares of Restricted Stock with respect to record dates for such voting rights occurring prior to the Issuance Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those shares of Restricted Stock.

ARTICLE V
MISCELLANEOUS

Section 5.1 - Tax Withholding. Unless either (a) the election described in Section 5.2 hereof is made by the Grantee, or (b) the Grantee makes alternative arrangements satisfactory to the Company to personally remit required withholding amounts, then, as of the date that all or a portion of the shares of Restricted Stock become vested pursuant to Section 3.1 or 3.2 hereof, the Company shall withhold a number of shares of the then vesting shares of Restricted Stock with a fair market value as of such vesting date equal to the aggregate amount required by law to be withheld by the Company in connection with such vesting for applicable federal, state, local and foreign taxes of any kind. For all purposes, the amount withheld by the Company pursuant to this Section 5.1 shall be deemed to have first been paid to the Grantee.

Section 5.2 - Section 83(b) Election. The Grantee understands that Section 83 of the Code may tax as compensation income the difference between the amount paid for the shares of Restricted Stock, if any, and the fair market value of the shares of Restricted Stock as of the date any restrictions on the shares of Restricted Stock lapse in the absence of an election under Section 83(b) of the Code. In this context, “restriction” means the forfeitability of the shares of Restricted Stock pursuant to the terms of this Agreement. To the extent that the Company has registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “restriction” with respect to officers, directors, and ten percent (10%) shareholders may also mean the six-month period after the acquisition of the shares of Restricted Stock during which sales of certain securities by such officers, directors, and ten percent (10%) shareholders would give rise to liability under Section 16(b) of the Exchange Act.

The Grantee understands that he or she may elect to be taxed at the time he or she receives the shares of Restricted Stock and while the shares of Restricted Stock are subject to restrictions rather than waiting to be taxed on the shares of Restricted Stock when and as the restrictions lapse. The Grantee realizes that he or she may choose this tax treatment by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date and by filing a copy of such election with his or her tax return for the tax year in which the Restricted Shares were subjected to the restrictions. The Grantee understands that failure to make this filing in a timely manner may result in the recognition of compensation by the Grantee, as the restrictions lapse, on any difference between the purchase price, if any, and the fair market value of the shares of Restricted Stock at the time such restrictions lapse. The Grantee acknowledges that it is the Grantee's sole responsibility and not the Company's to timely file the election under Section 83(b) of the Code. The Grantee acknowledges that he or she shall consult his or her own tax advisers regarding the advisability or non-advisability of making the election under Section 83(b) of the Code and acknowledges that he or she shall not rely on the Company or its advisers for such advice.
If the Grantee makes the election under Section 83(b) of the Code, then the Company shall not be liable or responsible in any way for any tax (including withholding tax) consequences relating to the shares of Restricted Stock, and the Grantee agrees to undertake to determine, and be responsible for, any and all tax (including any withholding tax) consequence to himself or herself with respect to the shares of Restricted Stock.

Section 5.3 - Administration. The Committee has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the shares of Restricted Stock. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
Section 5.4 - Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.
Section 5.5 - Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 5.6 - Applicability of Plan. The shares of Common Stock issued to the Grantee hereunder shall be subject to all of the terms and provisions of the Plan, to the extent applicable to such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
Section 5.7 - Amendment.
(a) The Administrator may amend this Agreement as it determines in good faith to be necessary or desirable to comply with applicable law, but no such amendment shall adversely affect the Grantee's rights without his or her written consent. To incorporate other modifications, this Agreement may be amended by a writing executed by the parties hereto.

(b) This Agreement is intended to be exempt from the application of Code Section 409A and shall, to the extent practicable, be construed accordingly. If either party to this Agreement reasonably determines that any amount payable pursuant to this Agreement would result in adverse tax consequences under Code Section 409A, then such party shall deliver written notice of such determination to the other party, and the parties hereby agree to work in good faith to amend this Agreement so it complies with the requirements of Code Section 409A and preserves as nearly as possible the original intent and economic effect of the affected provisions.

Section 5.8 - Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration in St. Louis, Missouri. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay or reimburse any legal fees in connection with such arbitration in the event that the Grantee prevails on a material element of his or her claim or defense. Payments or reimbursements of legal fees made under this Section 5.8 that are provided during one calendar year shall not affect the amount of such payments or reimbursements provided during a subsequent calendar year, payments or reimbursements under this Section 5.8 may not be exchanged or substituted for another form of compensation to the Grantee, and any such reimbursement or payment will be paid within sixty (60) days after the Grantee prevails, but in no event later than the last day of the Grantee's taxable year following the taxable year in which he incurred the expense giving rise to such reimbursement or payment. This Section 5.8 shall remain in effect throughout the Grantee's employment with the Company and for a period of five (5) years following the Grantee's Termination of Employment.

Section 5.9 - Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PEABODY ENERGY CORPORATION
By:
Its:

Note: The Grantee is deemed to have executed this Agreement upon clicking “Accept” in the Plan's online administration site.